Exhibit 99.1

Staffing 360 Solutions Appoints BDO LLP as Independent Registered Public Accounting Firm

New York, NY – December 19, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a staffing solution company executing a global buy-and-build strategy in the U.S. and in the U.K., today announced that its Board of Directors has appointed BDO USA LLP (“BDO”) as the Company’s independent registered accounting firm effective for the fiscal year ending December 31, 2017.

“The appointment of BDO, the fifth largest audit firm in the world, reflects our expanding global presence and continuing business evolution.  I want to thank RBSM, Menzies and RSM for their professionalism and guidance over the first five years of our existence,” said Nicholas T. Florio, Staffing 360 Solutions’ Chairman of the Audit Committee.

David Faiman, Staffing 360 Solutions’ Chief Financial Officer, stated, “The international growth of our business over the last few years made it necessary to engage a single audit partner across our U.S. and U.K. operations.  This need was elevated with the September 2017 acquisition of U.K.-based CBS Butler Holdings, which resulted in a material increase in our international revenue.  We believe that BDO is the ideal partner to help support the next phase of our growth.”

BDO succeeds RBSM LLP as the Company’s lead auditor, and Menzies LLP and RSM LLP as the Company’s statutory auditors in the U.K.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (NASDAQ: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions and expand our business, as well as the size of future revenue or trading volume or future access to capital markets. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $500 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate

Exhibit 99.1

any newly acquired companies, organically grow its business, successfully defend any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company's control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in Staffing 360 Solutions' reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Contacts:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

brendan.flood@staffing360solutions.com / +1 (646) 507-5715

David Faiman, Chief Financial Officer

info@staffing360solutions.com /+1 (646) 507-5711

Investor Relations:

The Equity Group, Inc.

Lena Cati

lcati@equityny.com / +1 (212) 836-9611

Devin Sullivan

dsullivan@equityny.com / +1 (212) 836-9608

2